SCI SYSTEMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


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                                SCI SYSTEMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                                TABLE OF CONTENTS



1.    Purpose..................................................................1


2.    Definitions..............................................................1


3.    Eligibility and Participation............................................2


4.    Payroll Deductions.......................................................3


5.    Cash Withdrawals and Distributions upon Termination of Participation.....3


6.    Grant of Option and Option Exercise Price................................4


7.    Exercise of Option.......................................................5


8.    Stock Subject to ESPP....................................................5


9.    Administration...........................................................6


10.   Administrative Fees......................................................6


11.   Transferability..........................................................6


12.   Adjustments Upon Changes in Capitalization...............................6


13.   Amendment or Termination.................................................7


14.   Notices..................................................................7


15.   No Contract..............................................................7


16.   Headings and Construction................................................7


17.   Approval of Stockholders.................................................7




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                                SCI SYSTEMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

         1........Purpose.  The purpose of the SCI Systems,  Inc. Employee Stock
Purchase Plan (the "ESPP") is to provide employees of SCI Systems, Inc., a Delaware corporation (the "Company"), with an opportunity to be compensated through the benefits of stock ownership and to acquire an interest in the Company through the purchase of Common Stock of the Company ("Common Stock"). The Company intends the ESPP to qualify as an employee stock purchase plan under
Section 423 of the Internal Revenue Code. Accordingly, the provisions of the ESPP shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423. The ESPP was adopted by the Board of Directors on _____________ . Under the ESPP employees can elect to purchase shares of Common Stock through payroll deduction at a price equal to 85% of the lesser of the Fair Market Value of the Common Stock at the beginning of each three-month purchase period or the Fair Market Value of the Common Stock at the end of each three-month purchase period.

         2........Definitions.

                  (a) "Base  Salary"  means  base  salary  and wages  paid to an
         Eligible  Employee  by  the  Company,  excluding  commissions,   income
         attributable to the exercise of stock options, bonuses, and awards.

                  (b) Board of Directors" means the board of directors of the
                      ------------------
         Company.

                  (c)"Code" means the Internal Revenue Code of 1986, as amended.
                      ----

                  (d)"Common Stock" means Common Stock, $0.10 par value, of the
                      ------------
         Company.


                  (e)"Eligible  Employee"  means any Employee of the Company or
                      ------------------
         a Subsidiary for purposes of the Federal Insurance Contributions Act, excluding:


                           (1) any  Employee who customarily is employed  for
                  twenty (20) hours per week or less;

                           (2) any Employee who would own (immediately after the
                  grant of an option under the ESPP and applying the rules of Code Section 424(d) in determining stock ownership) shares, and/or hold outstanding options to purchase shares, possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Parent or Subsidiary; and

                           (3) any Employee who customarily is employed for five
                               (5) months or less.

                     (f) "Employee" means any person who is employed by
                          --------
                         the Company or a Subsidiary.

                     (g) "Entry Date" means the first day of each Offering
                          ----------
                         Period.

                     (h) "Offering  Period" means each three-month period
                          ----------------
                         beginning  February 1, May 1, August 1 and November 1.


                  (i) "Parent" means a corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option hereunder, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (j) "Participant" means an Employee who participates in the
                       -----------
        ESPP pursuant to Paragraph 3.

                  (k) "Subsidiary" means a corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option hereunder, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3........Eligibility and Participation.

                  (a) Any person who is an Eligible Employee and has been employed for at least six months on or prior to an Entry Date shall be eligible to become a Participant in the ESPP beginning on that Entry Date and shall become a Participant as of that Entry Date by completing an authorization form provided by the Company, in the form and containing the terms and conditions as the Company from time to time may determine, and filing it with the Company by the date required by the Company.

                  (b) Any Eligible Employee who first completes six months of employment during an Offering Period shall be eligible to become a Participant in the ESPP as of the first day of the Offering Period beginning after the date upon which that person became an Eligible Employee and shall become a Participant as of such date by completing an authorization form provided by the Company, in the form and containing the terms and conditions as the Company from time to time may determine, and filing it with the Company by the date required by the Company.

                 (c) A person shall cease to be a Participant upon the earliest to occur of:

                           (1) the date of a termination of employment from the
                  Company and all Subsidiaries, for any reason, before the last day of the Offering Period;

                           (2) the first day of the Offering Period following a
                  cessation of payroll deductions for the Participant under the ESPP or

                           (3) the date of a withdrawal by the Participant under
                  Paragraph 5.

         4........Payroll  Deductions.  A Participant may contribute to the ESPP through payroll deductions as follows:

                  (a) A Participant shall on his authorization form elect to have payroll deductions made from his Base Salary at a rate which, expressed as a whole percentage, shall be at least one percent (1%) and not exceed ten percent (10%) of his Base Salary.

                  (b) Payroll deductions for a Participant shall commence for Base Salary paid during the Offering Period for which the authorization form is effective and shall continue until the effective date of an Employee's authorization to change the rate of his payroll deductions or stop payroll deductions.

                  (c) A Participant may change the rate of his payroll deductions effective on the first day of any Offering Period, provided the Employee files with the Company his authorization form by the date required by the Company. However, a Participant may elect to stop payroll deductions effective as of the first day of the payroll period coinciding with or immediately following the Company's processing the Participant's request.

                  (d) All payroll deductions made for a Participant shall be credited to his account under the ESPP. All payroll deductions made from Participants' Base Salary under the ESPP shall be commingled with the general assets of the Company and no separate fund shall be established. Participants' accounts are solely for bookkeeping purposes and the Company shall not be obligated to pay Participants interest on account balances.

         5........Cash  Withdrawals,  Distributions  upon  Termination  of
Participation  and Suspension for Early Dispositions.

                  (a) A Participant may elect to withdraw the balance of the cash credited to his account under the ESPP by giving written notice to the Company prior to the date specified by the Company before the end of the current Offering Period.

                  (b) The Company shall pay the cash balance of a Participant's account to the Participant as soon as administratively feasible following the date of processing of the withdrawal request or the date a person ceases to be a Participant pursuant to Paragraph 3(c), as applicable.

                  (c) On the date of the Company's receipt and processing of a Participant's withdrawal request or the date a person ceases to be a Participant pursuant to Paragraph 3(c), the Participant's outstanding options under the ESPP shall immediately terminate. A Participant who receives a withdrawal of the cash balance of his or her account under the ESPP shall not be entitled to participate in the ESPP until the third succeeding Entry Date following the date of the withdrawal.

                  (d)  If a  Participant  withdraws  the  cash  balance  of  his
         account,   no  further  payroll   deductions  will  be  made  from  the
         Participant's Compensation during that Offering Period.

                  (e) In the event that a Participant sells any of the shares of Common Stock, or any interest therein, that were acquired by the Participant under the Plan prior to two years from the date of acquisition, such Participant shall be suspended from participation in the Plan from the date of such sale until the third succeeding Entry Date following the date of such sale. Notwithstanding the foregoing, any amounts contributed by such Participant during the Offering Period in which the sale occurs shall remain in the Participant's account and be used to purchase shares as of the end of the then current Offering Period, unless the Participant has made an election for a cash withdrawal pursuant to Paragraph 5(a) hereof.

         6........Grant of Option and Option Exercise Price.

                  (a) As of the beginning of each Offering Period, a Participant is granted an option to purchase a whole number of shares at eighty-five percent (85%) of the lesser of the fair market value as of the first day of each Offering Period or the last day of each Offering Period up to an amount which does not exceed the Participant's payroll deduction for that Offering Period. The option price of each share of Common Stock to be purchased with a Participant's account during a Offering Period shall be equal to eighty-five percent (85%) of the lesser of the fair market value of one share of Common Stock on the first day of the Offering Period or the fair market value of one share of Common Stock on the last day of the Offering Period.

                  (b) Notwithstanding the preceding subparagraph or any other provisions of the ESPP no Participant shall be granted an option which permits his rights to purchase shares under all employee stock purchase plans of the Company and its Parent and Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the shares (determined at the time the option is granted) for each calendar year in which such stock option is outstanding at any time.

                  (c) For purposes of the preceding subparagraphs, the fair market value of a share of Common Stock on the first and last day of each Offering Period shall be determined as of each such date, or the most immediately preceding business day with respect to which the information required in the following clauses is available, as follows:

                           (1)if the Common Stock is traded on a national
                  securities  exchange,  the closing   sale price on that date;

                           (2)if the Common Stock is not traded on any such
                  exchange, the closing sale price as reported by the NASDAQ Stock Market;

                           (3)if no such closing sale price information is
                  available, the average of the closing bid and asked prices as reported by the NASDAQ Stock Market; or

                           (4) if  there  are no  such  closing  bid  and  asked
                  prices, the average of the closing bid and asked prices as reported by any other commercial service.

                  (d) All options granted during an Offering Period shall expire on the last day of that Offering Period.

         7........Exercise of Option. A Participant's option for the purchase of shares during an Offering Period will be automatically exercised for him on the last day of each Offering Period for the purchase of the maximum number of shares, whole and fractional, which the Participant's account on that day can purchase at the option exercise price. Any funds remaining after the exercise of a Participant's option shall be held and will be available for purchases of shares on the last day of the next succeeding Offering Period.

         8........Stock Subject to ESPP.

                  (a) The shares of Common Stock to be sold to Participants under the ESPP may, at the election of the Company, be either treasury shares, shares originally issued for such purpose or shares acquired on the open market. The maximum number of shares made available for sale under the ESPP shall be five hundred thousand 500,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 12. If the total number of shares for which options are to be exercised in accordance with Paragraph 7 exceeds the number of shares then available under the ESPP, the Company shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable.

                  (b) A Participant will have no interest in shares covered by his option until such option has been exercised.

                  (c)Shares to be delivered to a Participant under the ESPP will initially be registered in book entry form with the registrar for the Company or held in street name by a brokerage firm designated by the Company. Any individual who has acquired shares of Common Stock pursuant to the Plan may request a certificate for whole shares of Common Stock once the shares have been owned by the individual for twenty-four months.

         9........Administration.   The  ESPP  shall  be   administered  by  the
Committee, which shall be comprised of at least two members of the Board of Directors who are "non-employee directors," as defined in Rule 16b-3 as promulgated under the Securities Exchange Act of 1934. Subject to the provisions of the ESPP, the Committee shall have full and conclusive authority to interpret the ESPP; to prescribe, amend and rescind rules and regulations relating to the ESPP; and to make all other determinations necessary or advisable for the proper administration of the ESPP. The Committee's decisions shall be final and binding. The Committee may delegate the duty to perform administrative functions.

         10.......Administrative  Fees.  The Committee may charge  Participants'
accounts for reasonable administrative fees to defray the administrative costs of the Plan, which shall in no event exceed the actual administrative costs of the Plan.

         11.......Transferability.  Neither  payroll  deductions  credited  to a
Participant's account nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant with the exception of by will or the laws of descent and distribution. Any attempted assignment, transfer, pledge, or other disposition other than by will or by the laws of descent or distribution shall be without effect.

         12.......Adjustments Upon Changes in Capitalization.

                  (a) In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares, or dividend payable in shares of Common Stock, an appropriate adjustment shall be made by the Committee to the number and kind of shares available for the granting of options, or as to which outstanding options shall be exercisable, and to the option price. No fractional shares shall be issued or optioned in making any such adjustments. All adjustments made by the Committee under this paragraph shall be conclusive.

                  (b) In the event of or in anticipation of a merger, consolidation or other reorganization of the Company or tender offer for shares of Common Stock, the Committee may make such adjustments with  respect  to  options  and  take  such  other  action  as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new options, the termination of outstanding options for cash, the adjustment of outstanding options, or the acceleration of options.

                  (c) The grant of an option pursuant to the ESPP shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         13.......Amendment  or Termination.  The Board of Directors at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, this Plan, or Employees are subject. No amendment or termination of the Plan shall adversely affect the rights of an Employee without his consent with respect to Common Stock previously acquired under the Plan.

         14.......Notices.  All notices or other communications by a Participant to the Company under or in connection with the ESPP shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company.

         15.......No  Contract.  The ESPP  shall not be deemed to  constitute  a contract between the Company or any Subsidiary and any Employee or to be a consideration or an inducement for the employment of any Employee. Nothing contained in the ESPP shall be deemed to give any Employee the right to be retained in the service of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee at any time, regardless of the effect which such discharge shall have upon him or her as a Participant.

         16.......Headings  and Construction.  The headings to Paragraphs in the
ESPP have been included for convenience of reference only. The ESPP shall be interpreted and construed in accordance with the laws of the State of Delaware.

         17.......Approval  of Stockholders.  The ESPP shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the adoption of the ESPP by the Board of Directors. The ESPP is conditioned upon the approval of the stockholders of the Company, and failure to receive their approval shall render the ESPP and all outstanding options issued thereunder void and of no effect.

         IN WITNESS WHEREOF, the Company has caused this ESPP to be executed as of this ____ day of _________, 2000.


                                 SCI SYSTEMS, INC.


                                 By:
                                    -------------------------------------------

                                 Title:
                                       ----------------------------------------


ATTEST:
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Title:
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         [CORPORATE SEAL]